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                                                         [PRIVATE BUSINESS LOGO]

                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                           Contact:  Michael Berman
                                                          Private Business, Inc.
                                                          (615) 565-7379


       PRIVATE BUSINESS, INC. REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS
                           --------------------------


NASHVILLE, TENNESSEE (MAY 12, 2004) -- Private Business, Inc. (Nasdaq: PBIZ), a leading provider of cash flow solutions for community banks and retail inventory management solutions for small businesses, today announced its operating results for the first quarter ended March 31, 2004.

For the quarter ended March 31, 2004, revenues totaled $9.8 million, compared with revenues of $11.1 million for the comparable period in 2003.

For the three months ended March 31, 2004 the Company incurred an operating loss $982,000 compared with operating income of $60,000 for the comparable period last year. Net loss available to common shareholders increased to $1.2 million, or $(0.08) per diluted share, compared with a net loss of $218,000, or $(0.02) per diluted share, in the three months ended March 31, 2003. As described more fully below, operating loss for the first quarter of 2004 includes charges and expenses related to the Company's recent $20 million preferred equity financing and debt financing.

Commenting on the first quarter results, Henry M. Baroco, Chief Executive Officer and Director of Private Business, Inc. said, "As stated in previous filings and releases, 2003 was a year of stabilization and positioning the Company for growth. The majority of our available cash in 2003 was dedicated to debt service. With the equity investment in January by Lightyear Capital we had the financial flexibility to increase the size, upgrade the quality, and train the entire sales force: all of which we accomplished in the first quarter of 2004."

Mr. Baroco continued by stating, "Although we are disappointed with the year over year total revenue comparisons, we believe that we are making the right efforts to reverse those trends. Having now completed the Lightyear transaction, our management team is intensely focused on growing the Company's business."

"Because the formal closing of the Lightyear transaction occurred in the first quarter of 2004 the Company's operating results reflect two unusual charges, a $780,000 write-off of unamortized deferred financing costs related to the 1998 Credit Agreement and an expense of approximately $896,000 for directors' and officers' insurance premiums related to periods prior to the closing. This insurance coverage was required as part of the overall transaction."

"Operating income for the first quarter of 2004 excluding these two unusual charges would have been $694,000, and our loss before income taxes would have been $504,000. Fully diluted loss per share excluding the unusual charges is approximately $(0.01) versus the $(0.08) loss per share as reported."


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                                                         [PRIVATE BUSINESS LOGO]

ABOUT PRIVATE BUSINESS

Private Business, Inc. is a leading provider of cash flow solutions for community banks and retail inventory management solutions for small businesses. The company is headquartered in Brentwood, Tennessee, and its common stock trades on The Nasdaq Stock Market under the symbol PBIZ.

Private Business, Inc. provides information related to non-GAAP financial measurements such as EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financials, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements. The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operating profitability and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets that are not technically non-recurring but are outside of the ordinary course of operations. Investors are encouraged to use this information in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company's ability to achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the company's filings with the Securities and Exchange Commission. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



    Additional information on this Company can be found on the World Wide Web
                         http://www.privatebusiness.com
                         ------------------------------
                    For further information, please contact:
                        Michael Berman at (615) 565-7379


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                                                         [PRIVATE BUSINESS LOGO]


                             PRIVATE BUSINESS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                    (in thousands, except per share amounts)

                                                         THREE MONTHS ENDED
                                                               MARCH 31,
                                                      -------------------------
OPERATING HIGHLIGHTS:                                   2004             2003
                                                      --------         --------
Revenue:
   Participation Fees                                 $  6,297         $  7,061
   Software license                                         53               76
   Retail planning services                              2,251            2,358
   Maintenance and other                                 1,242            1,571
                                                      --------         --------
                                                         9,843           11,066
Operating costs and expenses:
   General and administrative                            4,309            5,635
   Selling and marketing                                 4,376            4,664
   Research and development                                113              238
   Amortization                                            326              425
   Other operating expense, net                          1,701               44
                                                      --------         --------
                                                        10,825           11,006
                                                      --------         --------
Operating income (loss)                                   (982)              60
Interest expense, net                                      190              352
                                                      --------         --------
Loss before income taxes                                (1,172)            (292)
Income tax benefit                                        (457)            (114)
                                                      --------         --------
Net loss                                                  (715)            (178)
Preferred stock dividends                                  438               40
                                                      --------         --------
Net loss available to common
   shareholders                                       $ (1,153)        $   (218)
                                                      ========         ========

Loss per share:
   Basic                                              $  (0.08)        $  (0.02)
                                                      ========         ========
   Diluted                                            $  (0.08)        $  (0.02)
                                                      ========         ========

Weighted average shares outstanding:
   Basic                                                14,079           14,064
                                                      ========         ========
   Diluted                                              14,079           14,064
                                                      ========         ========


                                                                 AS OF
                                                    ------------------------------
                                                      MARCH 31,       DECEMBER 31,
BALANCE SHEET HIGHLIGHTS:                               2004              2003
                                                    ------------      ------------
Cash and cash equivalents                           $      2,103      $      1,586
Working capital (deficit)                                    563            (2,045)
Total assets                                              25,863            27,085
Long-term debt, net of current portion                     2,917            19,277
Stockholders' equity (deficit)                            11,403            (4,368)



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                                                         [PRIVATE BUSINESS LOGO]

           SCHEDULE B: RECONCILIATION OF REPORTED RESULTS TO EFFECT OF
                          LIGHTYEAR TRANSACTION CHARGES

                                             THREE MONTHS
                                                ENDED
                                               MARCH 31,
                                                 2004
                                             ------------
Operating income (loss) as reported          $       (982)

Add: Write-off of unamortized
   deferred financing costs related
   to 1998 Credit Agreement                           780

Add: Directors and officers insurance
   premiums related to periods prior to
   Lightyear transaction closing                      896
                                             ------------

Adjusted Operating income                             694

Interest expense, net                                 190
                                             ------------
Adjusted income before income taxes                   504
Adjusted income tax provision                         196
                                             ------------
Adjusted net income                                   308
Preferred stock dividends                             438
                                             ------------
Adjusted net loss available to common
   shareholders                              $       (130)
                                             ============

Adjusted diluted loss per share              $      (0.01)
                                             ============

Diluted weighted average shares
   outstanding                                     14,079
                                             ============


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